As filed with the Securities and Exchange Commission on December 19, 2007

Registrant No. 333-139691

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

YRC WORLDWIDE INC.

(Exact name of registrant as specified in its charter)

Delaware	48-0948788
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10990 Roe Avenue Overland Park, KS	66211
(Address of Principal Executive Offices)	(Zip Code)

YRC Regional Transportation, Inc. 401(k) Retirement Plan

New Penn Motor Express, Inc. 401(k) Retirement Plan

(Full title of the plans)

Daniel J. Churay

YRC Worldwide Inc.

Executive Vice President, General Counsel and Secretary

10990 Roe Avenue

Overland Park, Kansas 66211

(Name and address of agent for service)

(913) 696-6100

(Telephone number, including area code, of agent for service)

Explanatory Note

On December 27, 2006, YRC Worldwide Inc. (the “Registrant”) filed a Registration Statement on Form S-8, File No. 333-139691 (the “Registration Statement”). The Registration Statement (i) registered 600,000 shares and 100,000 shares of the Registrant’s Common Stock, par value $1.00 per share, with respect to the YRC Regional Transportation, Inc. 401(k) Retirement Plan and the New Penn Motor Express, Inc. 401(k) Retirement Plan (together, the “Plans”), respectively, and (ii) inadvertently registered an indeterminate number of interests (the “Plan Interests”) with respect to the Plans. The Registrant files this Post-Effective Amendment No. 1 to the Registration Statement solely to deregister all of the Plan Interests that were inadvertently registered on the Registration Statement with respect to the Plans.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on December 19, 2007.

YRC Worldwide Inc.

By:	/s/ Stephen L. Bruffett
Stephen L. Bruffett
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on December 19, 2007.

Signature	Title

/s/ William D. Zollars	Chairman of the Board of Directors,
William D. Zollars	President and Chief Executive Officer
(principal executive officer)

/s/ Stephen L. Bruffett Stephen L. Bruffett	Executive Vice President and Chief Financial Officer (principal financial officer)

/s/ Paul F. Liljegren Paul F. Liljegren	Vice President, Controller and Chief Accounting Officer (principal accounting officer)

Director
Michael T. Byrnes

*	Director
Cassandra C. Carr

*	Director
Howard M. Dean

*	Director
Dennis E. Foster

*	Director
John C. McKelvey

*	Director
Phillip J. Meek

Director
Mark A. Schulz

*	Director
William L. Trubeck

*	Director
Carl W. Vogt

*By:	/s/ Daniel J. Churay
Daniel J. Churay
(Attorney-in-fact)

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on December 19, 2007.

YRC Regional Transportation, Inc. 401(k) Retirement Plan

By:	/s/ Harold D. Marshall
Harold D. Marshall, on behalf of the Benefits
Administrative Committee of YRC Worldwide Inc.

New Penn Motor Express, Inc. 401(k) Retirement Plan

By:	/s/ Harold D. Marshall
Harold D. Marshall, on behalf of the Benefits
Administrative Committee of YRC Worldwide Inc.

EXHIBIT INDEX

Exhibit No.	Document
24.1	Power of Attorney (Incorporated by Reference to Registrant’s Registration Statement on Form S-8, filed December 27, 2006 (File No. 333-139691)).